REGISTERED MAY REGISTERED
NUMBER RB $

THE MAY DEPARTMENT STORES COMPANY

8.125% DEBENTURE DUE 2035

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 577778 BC 6

THE MAY DEPARTMENT STORES COMPANY, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to

8.125%
DUE
2035

, or registered assigns, the principal sum of    DOLLARS

on August 15, 2035, and to pay interest thereon from August 15, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 of each year, commencing February 15, 1996, at the rate of 8.125% per annum, until the principal hereof is fully paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the first day of February or August (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

THE MAY DEPARTMENT STORES COMPANY

DATED:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Debentures of the series designated therein issued under the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

By
Authorized Officer

THE MAY DEPARTMENT STORES COMPANY
Attest:            By

Secretary

Chairman of the Board

Chief Executive Officer

THE MAY DEPARTMENT STORES COMPANY
8.125% DEBENTURE DUE 2035

     This Debenture is one of a duly authorized series of debt securities of the Company (herein called the "Debentures"), issued under an Amended and Restated Indenture, dated as of January 15, 1991 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), which provides for the issuance by the Company from time to time of debt securities of the Company (herein called the "Debt Securities") in one or more series, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

     This Debenture is subject to redemption upon at least 30 and not more than 60 days' notice by mail at any time on or after August 15, 2015 and prior to maturity, in whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of the Debentures, or one of more Predecessor Debentures, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal amount of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture and the waiver of compliance by the Company with certain provisions of the Indenture at any time with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time Outstanding (or, in case less than all of the several series of Debt Securities then Outstanding are affected, of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each affected series). The Indenture also permits the Holders of a majority in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of the Debentures and (2) certain restrictive covenants and certain Events of Default applicable to the Debentures, upon compliance by the Company with certain conditions set forth in the Indenture and in an Officers' Certificate issued pursuant to the Indenture.

     As provided in and subject to the provisions of the Indenture, any Holder of these Debentures shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy hereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% in principal amount of the Debentures at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Debentures at the time outstanding a direction inconsistent with such request and shall have failed to institute any such proceedings, for 60 days after receipt of such notice, request and offer of indemnity.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose in The City of New York, New York, or at any other office or agency designated for that purpose by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______(Cust) Custodian ______(Minor) under Uniform Gifts to Minors Act ___________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED ________ hereby sell(s), assign(s) and transfer(s) unto ___________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:

In the presence of:

Notice: The signature to this assignment must correspond with the name as written upon the face of this Debenture in every particular, without alteration or enlargement or any change whatever.